
RAND
LOGISTICS, INC.
SAGINAW
SAGINAW



Rand Logistics, Inc. (NASDAQ: RLOG)
FY2011
Earnings Conference Call
June 29, 2011
8:30 a.m. EDT

Forward-Looking Statements



This presentation contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2011.

RAND LOGISTICS, INC.

Conference Call Details



- The conference call webcast and accompanying slides are available on the Rand Logistics, Inc. website at: http://www.randlogisticsinc.com/presentations.html

- A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call.
  - 800-642-1687, Conference ID#77962744
  - 706-645-9291, Conference ID#77962744 for international callers

Agenda



- **Introduction**
  Laurence Levy, Chairman and Chief Executive Officer

- **Business Environment and Operational Overview**
  Scott Bravener, President of Lower Lakes

- **Financial Overview**
  Joe McHugh, Chief Financial Officer

- **Fiscal Year 2012 Earnings Opportunities**
  Ed Levy, President of Rand Logistics

RAND LOGISTICS, INC.

Introduction
Laurence Levy



- Operating income plus depreciation and amortization for fiscal 2011 was $18.4 million.

- Excluding the costs of acquisition of the KKIS vessels in our fourth quarter, our operating income plus depreciation and amortization was $19.6 million as compared to $20.7 million in the prior year.

- We were able to achieve this operating income plus depreciation and amortization despite the impact of the mechanical incidents experienced earlier in the year and one-time insurance assessments, which totaled $4.9 million.
  - Management regards the number and magnitude of these events as unusual.

- We incurred $1.2 million of winter work, insurance, and transaction-related general and administrative expenses attributable to the two vessels purchased as part of the KKIS vessel acquisition.

- We continue to believe that the long term fundamentals of our business and the end markets that we serve remain strong.

RAND LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener



- The number of sailing days we operated increased by 6.2% to 3,338 as compared to the prior fiscal year.
- Thus far in the 2011 sailing season, we are continuing to experience the strong demand trends that we experienced last year.
- Our demand visibility across the commodities that we transport is the best it has been since the economy slowed in 2008.
- We are experiencing varying degrees of demand improvement across the markets that we serve.

Business Environment and Operational Overview
Scott Bravener



Total Great Lakes Dry-Bulk Cargo Carriage
(net tons in thousands)


Iron Ore
60,000
50,000
40,000
30,000
20,000
10,000
32,552
55,564
-2.1%
54,399
2009
YTD 5-Yr Average
2010


Coal
45,000
35,000
25,000
15,000
5,000
29,874
38,684
-17.3%
31,982
2009
YTD 5-Yr Average
2010


Limestone
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
23,504
33,315
-16.3%
27,880
2009
YTD 5-Yr Average
2010


Salt
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
12,611
10,382
-13.9%
8,941
2009
YTD 5-Yr Average
2010


Grain
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
9,394
10,844
0.2%
10,860
2009
YTD 5-Yr Average
2010

Rand total tonnage for FY2011 decreased by 2.6%, excluding outside voyage charter, year-over-year

* Data from Lake Carriers Association

RAND LOGISTICS, INC.

Rand Tonnage by Cargo

FY2010


Slag 1.6%
Pet Coke 0.3%
Oxide 0.0%
Coke 0.8%
Grain 12.0%
Salt 14.5%
Aggregates 42.1%
Ore 15.4%
Coal 13.3%
Aggregates
Coal
Ore
Salt
Grain
Slag
Pet Coke
Oxide
Coke

FY2011


Pet Coke 0.6%
Slag 1.0%
Oxide 0.5%
Coke 0.4%
Grain 10.8%
Salt 13.3%
Aggregates 42.5%
Ore 14.9%
Coal 16.0%
Aggregates
Coal
Ore
Salt
Grain
Slag
Pet Coke
Oxide
Coke

RAND LOGISTICS, INC.



Key Metrics
FY2010 vs. FY2011


Sailing Days
3,600
3,200
2,800
6.2%
3,143
3,338
FY2010
FY2011


Marine Freight
Revenue per Day
27,100
27,095
27,090
27,085
27,080
27,075
27,070
27,065
0.0%
27,087
27,092
FY2010
FY2011

Our total Sailing Days increased 195 days, or 6.2%, to 3,338 Sailing Days during fiscal FY2011 from 3,143 Sailing Days during fiscal FY2010.

Our vessel utilization was 101% of the theoretical maximum of 3,300 days for FY2011.

Business Environment and Operational Overview
Scott Bravener



- Our total sailing days increased by 195 days, or 6.2% year-over-year, to 3,338 sailing days.

- Our outlook for fiscal year 2012 is very positive, given results to date and our current order book. Based on contracts in hand, our expanded fleet is fully booked for the 2011 sailing season.

- We remain confident in our ability to operate our expanded fleet closer to our 3,575 sailing days per year theoretical maximum upon the launch of the repowered Michipicoten in fiscal 2012.

- We continue to enjoy organic growth as a result of our diversified commodity mix and believe that over time, this strategic sales and marketing strategy will allow us to maximize our per day performance metrics.

- The KKIS vessel acquisition is a key element of our long term strategy. The KKIS vessels are already positioning us to enhance the profitability of our existing fleet by better aligning our assets to the trade patterns that they are best suited for and gain greater flexibility in the scheduling of our expanded fleet.

- Over the last twelve months, we have successfully renewed all expiring contracts. In addition, we are pursuing a number of new customer opportunities which will enable continued growth while improving the scheduling and efficiency of our vessels.

Financial Overview
Joe McHugh



	Twelve months ended March 31, 2011	Twelve months ended March 31, 2010
Sailing Days	3,338	3,143
Freight Revenue/Sailing Day	27,092	27,087
(Vessel Operating Expenses less Fuel and Other Surcharge Revenue)/Sailing Day	16,988	15,763
Repairs and Maintenance Expenses/Sailing Days	1,635	1,692
G&A (in millions)	9.9	9.7
Average F/X Rate	$0.984 USD per CAD	$0.919 USD per CAD

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh



Operating Income Plus Depreciation and Amortization Bridge *

FY2011 vs. FY2010
(U.S. Dollars 000's)


$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$21.1
$0.7
$0.7
($2.4)
($0.5)
$19.6
March YTD FY2010 Actual
Currency Translation
Repairs & Maintenance
Cost of Repairs & Assessments
Others
March YTD FY2011 Actual
March YTD FY2010 Actual
Currency Translation
Repairs & Maintenance
Cost of Repairs & Assessments
Others
March YTD FY2011 Actual

* Excludes GE Amendment Fee of $446K incurred in FY2010 and Acquisition related costs of $1.2 million in FY2011

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh




Operating Income Plus Depreciation and Amortization*
$25,000
$20,000
$15,000
$10,000
$5,000
$0
FY07 Q4
FY08 Q1
FY08 Q2
FY08 Q3
FY08 Q4
FY09 Q1
FY09 Q2
FY09 Q3
FY09 Q4
FY10 Q1
FY10 Q2
FY10 Q3
FY10 Q4
FY11 Q1
FY11 Q2
FY11 Q3
FY11 Q4
Trailing Four Quarters Operating Income plus Depreciation and Amortization

Excludes GE Amendment Fee of $446K incurred in FY2010 and Acquisition related costs of $1.2 million in FY2011

RAND LOGISTICS, INC.

Fiscal Year 2012 Earnings Opportunities
Ed Levy



Repowering the SS Michipicoten

- The SS Michipicoten repowering project, which began in December 2010, was completed in May 2011.

- The benefits of the conversion include:
  - increased revenues from higher speeds and lower costs from reduced fuel consumption
  - labor efficiencies
  - reduced maintenance and other operating expenses.

- We are very pleased with the performance of this vessel thus far and continue to believe that this project will be accretive to our fiscal year 2012 results.

- The Michipicoten is the fourth vessel in our fleet to be repowered since the year 2000 and was our last steam powered vessel.

- Including this repowering project, over the past six years, Rand has invested more than $70 million of capital into its vessels to improve their efficiency and extend their useful life.

- This continued investment ensures that we remain a leader within our industry in providing efficient, cost effective and environmentally responsible waterborne transportation services.

RAND LOGISTICS, INC.

Fiscal Year 2012 Earnings Opportunities
Ed Levy



Outlook

- The highly strategic KKIS vessel acquisition and our investment in the Michipicoten are predicated on our belief that these investments will allow us to optimize the utilization of our entire fleet and better serve the needs of our customer network.

- Our outlook for fiscal year 2012 is very positive, given our current order book and our performance to date. Based on contracts in hand, our entire fleet is fully booked for the 2011 sailing season.

- As such, we are reaffirming our guidance that assuming a full sailing season of the Michipicoten, operating income plus depreciation and amortization will be between $34 and $36 million and that free cash flow per common share will be between $1.15 and $1.30.

- We believe that as we achieve optimal scheduling of our vessels and secure new business opportunities, we have the potential to see free cash flow per common share increase by a further 10% for the year ending March 31, 2013.

- We remain committed to evaluating and pursuing a variety of in-market growth opportunities which will enhance our competitive position as a leading provider of bulk freight shipping services throughout the Great Lakes region and illustrates our long-term commitment to our customers, employees and shareholders.

RAND
LOGISTICS, INC.

Fiscal Year 2012 Earnings Opportunities
Ed Levy



Subsequent Events

- We have entered into a commitment letter with our existing lender group which among other things will extend the maturity of our senior secured debt from April 1, 2013 to April 1, 2015 on terms comparable to those that we presently enjoy.

- Besides our lenders validating their continued support of the Company, we believe that the loan extension provides us balance sheet stability which will allow us to continue to focus on maximizing the earnings potential of our assets.

RAND LOGISTICS, INC.